Exhibit 99.1

News Release
Sunoco LP Maintains Quarterly Distribution
3Q 2017 Earnings Release and Earnings Call Dates Also Announced

DALLAS, October 26, 2017 - Sunoco LP (NYSE: SUN) (“SUN”) announced that the Board of Directors of its general partner declared a quarterly distribution for the third quarter of 2017 of $0.8255 per common unit, which corresponds to $3.3020 per common unit on an annualized basis. The distribution will be paid on November 14, 2017 to common unitholders of record on November 7, 2017.
SUN will release its third quarter 2017 financial and operating results after the market closes on Tuesday, November 7. In conjunction with the news release, management will hold a conference call on Wednesday, November 8, at 9:30 a.m. Central Time (10:30 a.m. Eastern Time) to discuss SUN’s results.

By Phone:	Dial 201-389-0877 at least 10 minutes before the call. A replay will be available through November 15 by dialing 201-612-7415 and using the conference ID 13672811#.

By Webcast:
Connect to the webcast via the Events and Presentations pages of SUN's Investor Relations website at www.SunocoLP.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About Sunoco LP
Sunoco LP (NYSE: SUN) is a master limited partnership that operates approximately 1,346 convenience stores and retail fuel sites and distributes motor fuel to approximately 7,898 convenience stores, independent dealers, commercial customers and distributors located in 30 states. Our parent -- Energy Transfer Equity, L.P. (NYSE: ETE) -- owns SUN's general partner and incentive distribution rights.

Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of SUN's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, SUN's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Contacts
Scott Grischow
Senior Director - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, CFA
Senior Analyst - Investor Relations and Finance
(214) 840-5553, derek.rabe@sunoco.com

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